UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2015, the Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company”), pursuant to the Company’s second amended and restated certificate of incorporation, increased the size of the Board from eight to nine directors and, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, elected Stephen Hasker to fill the vacancy resulting from such increase, effective immediately. Mr. Hasker was appointed as a Class I director on the Company’s classified Board. The Class I directors will be up for re-election at the Company’s 2015 annual meeting of stockholders. Mr. Hasker has been provided with an indemnification agreement and will be entitled to participate in the Company’s current compensation program for non-employee directors, which includes annual cash compensation in the amount of $75,000. At this time, Mr. Hasker will not serve on any committees of the Board.

There are no arrangements or understandings between Mr. Hasker and any other person pursuant to which Mr. Hasker was elected as director of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Hasker was a participant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Michael Pigott
Name: Michael Pigott
Title: VP Legal
Dated: April 7, 2015

[Signature Page to Form 8-K]